EXHIBIT 99.6

                         AGREEMENT OF THE JOINT INSUREDS

      THIS AGREEMENT dated April 20, 2001, as amended and restated as of December 27, 2002, February 21, 2003, February 16, 2007 and September 26, 2007 is hereby entered into by and among CORNERSTONE TOTAL RETURN FUND, INC., CORNERSTONE STRATEGIC VALUE FUND, INC. and CORNERSTONE PROGRESSIVE RETURN FUND (hereinafter referred to singularly as the "Fund" or collectively as the "Funds")(the Funds are sometimes referred to individually herein as the "Insured Party" or collectively the "Insured Parties").

      WHEREAS, the Insured Parties are management investment companies registered under the Investment Company Act of 1940, as amended (the "1940 Act"); and

      WHEREAS, Rule 17g-1 under the 1940 Act requires each Fund to provide and maintain in effect a bond against larceny and embezzlement by its officers and employees; and

      WHEREAS, Rule 17g-1 authorizes each Fund, by virtue of its affiliated status, to secure a joint insured bond naming each of them as insureds; and

      WHEREAS, Rule 17g-1 also requires that each investment company named as an insured in a joint bond enter into an agreement with the other named insureds containing certain provisions regarding the respective shares to be received by said insureds in the event recovery is received under the joint insured bond as a result of a loss sustained by them; and

      WHEREAS, the Boards of Directors of each Fund, including a majority of the Directors of such Fund who are not "interested persons" of the Fund as defined by Section 2(a)(19) of the 1940 Act, have given due consideration to all factors relevant to the form, amount and ratable allocation of premiums of such a joint insured bond and have determined that this joint insured bond is in the best interest of each Insured Party and their respective shareholders, and, accordingly, the majority of such Directors have approved the amount, type, form and coverage of the joint insured bond and the portion of the premium payable by each such Insured Party hereunder; and

      WHEREAS, the Directors of each Fund have determined, with respect to each Insured Party, that the allocation of the proceeds payable under the joint insured bond as set forth herein, which takes into account the minimum amount of coverage required for each Fund by Rule 17g-1, is equitable.

      NOW, THEREFORE, the parties hereto, in consideration of the mutual covenants contained herein, hereby agree as follows:

      1. JOINT INSURED BOND. The Insured Parties shall maintain in effect a joint fidelity insurance bond (the "Bond") from a reputable fidelity insurance company authorized to do business in the place where the Bond is issued, insuring each Insured Party against larceny and embezzlement and covering such of their respective officers and employees who may, singly or jointly with others, have access, directly or indirectly, to the particular Insured Party's securities or other assets. The Bond shall name each Insured Party as an insured and shall comply with the requirements for such bonds established by Rule 17g-1.

      2. AMOUNT. The Bond shall be in at least the minimum amount required by Rule 17g-1(d) to be maintained by the Insured Parties, in accordance with the policies of the staff of the Securities and Exchange Commission.

      3. RATABLE ALLOCATION OF PREMIUMS. The Insured Parties shall divide the initial premium and any additional premiums which may become due under the Bond among them based upon their relative net assets at the time of payment of the premium involved.

      4. RATABLE ALLOCATION OF PROCEEDS.

            (a) If more than one of the Insured Parties sustains a single loss (including a loss sustained before the date hereof), for which recovery is received under the Bond, each such Insured Party shall receive that portion of the recovery that is sufficient in amount to indemnify that Insured Party in full for the loss sustained by it, unless the recovery is inadequate to fully indemnify all such Insured Parties sustaining a single loss.

            (b) If the recovery is inadequate to fully indemnify all Insured Parties sustaining a single loss, the recovery shall be allocated among such Funds as follows:

                  (i) Each of the Insured Parties, to the extent it sustains a loss, shall be allocated an amount equal to the lesser of its actual loss or the minimum amount of the fidelity bond that it would be required to maintain under a single insured bond (determined as of the time of the loss in accordance with the provisions of Rule 17g-1).

                  (ii) The remainder, if any, shall be allocated among the other
            Insured Parties based upon their relative net assets at the time of the loss (provided that, if such allocation would result in any Insured Party receiving a portion of the recovery in excess of the loss actually sustained by it, the aggregate of such excess among such other Insured Parties shall be reallocated among the remaining Insured Parties not fully indemnified as a result of the foregoing allocations, in proportion to the allocation percentages set forth in this sub-provision).

      5. CLAIMS AND SETTLEMENTS. Each Insured Party shall, within five (5) days after the making of any claim under the Bond, provide the other Insured Parties with written notice of the amount and nature of such claim. Each Insured Party shall, within five (5) days of the receipt thereof, provide the other Insured Parties with written notice of the terms of settlement of any claim made under the Bond by such Insured Party. In the event that two (2) or more Insured Parties shall agree to a settlement of a claim made under the Bond with respect to a single loss, notice of the settlement shall also include calculation of the amounts to be received under Paragraph 4 hereof. The officers of each Insured Party designated as responsible for filing notices required by paragraph (g) of Rule 17g-1 under the Act shall give and receive any notices required hereby with respect to such Insured Party.


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

      6. MODIFICATIONS AND AMENDMENTS. Any Insured Party may increase the amount of the Bond. Such Insured Party must give written notice thereof to the other Insured Parties to this Agreement and to the Securities and Exchange Commission in accordance with Rule 17g-1. If, pursuant to Rule 17g-1, any Fund shall determine that the coverage provided pursuant to this Agreement should otherwise be modified, it shall so notify the other Insured Parties hereto and indicate the nature of the modification (including the treatment of any increase or return premium) which it believes to be appropriate. If within sixty (60) days of such notice any necessary amendments to this Agreement shall not have been made and the request for modification shall not have been withdrawn, this Agreement shall terminate (except with respect to losses occurring prior to such termination). Any Insured Party may withdraw from this Agreement at any time and cease to be an Insured Party hereto (except with respect to losses occurring prior to such withdrawal) by giving not less than sixty (60) days prior written notice to the other parties of such withdrawal. Upon withdrawal, a withdrawing Insured Party shall be entitled to receive such portion of any premium rebated by the fidelity company with respect to such withdrawal. Upon termination of the Bond, each Insured Party shall receive any premium rebated by the fidelity company with respect to such termination in proportion to the premium paid by such insured, less any premium previously refunded with respect to such insured.

      7. GOVERNING LAW. This Agreement shall be construed in accordance with the laws of the State of New York.

      8. NO ASSIGNMENT. This Agreement is not assignable.

      9. NOTICES. All notices and other communications hereunder shall be addressed to the appropriate Insured Party, at: c/o Bear Stearns Funds Management, Inc., 383 Madison Avenue, New York, New York 10179, Attention: Mr. Frank J. Maresca.

      10. COUNTERPARTS. This Agreement may be executed in two (2) or more parts which together shall constitute a single agreement.


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

      IN WITNESS WHEREOF, each of the parties hereto has duly executed this Agreement as of the day and year first above written.


                                    CORNERSTONE TOTAL RETURN FUND, INC.

                                    By:     /s/ Ralph W. Bradshaw
                                            ---------------------
                                    Name:   Ralph W. Bradshaw
                                            ---------------------
                                    Title:  President
                                            ---------------------


                                    CORNERSTONE STRATEGIC VALUE FUND, INC.

                                    By:     /s/ Ralph W. Bradshaw
                                            ---------------------
                                    Name:   Ralph W. Bradshaw
                                            ---------------------
                                    Title:  President
                                            ---------------------


                                    CORNERSTONE PROGRESSIVE RETURN FUND

                                    By:     /s/ Ralph W. Bradshaw
                                            ---------------------
                                    Name:   Ralph W. Bradshaw
                                            ---------------------
                                    Title:  President
                                            ---------------------


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